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                                                                    EXHIBIT 21.1


                           EAGLE-PICHER HOLDINGS, INC.

        SUBSIDIARIES OF EAGLE-PICHER INDUSTRIES, INC. (THE "SUBSIDIARY")


Cincinnati Industrial Machinery Sales Company [Ohio]
Daisy Parts, Inc. [Michigan]
Eagle-Picher Acceptance Corporation [Ohio]
Eagle-Picher Development Company, Inc. [Delaware]
         Michigan Automotive Research Corporation (MARCO) [Michigan] Eagle-Picher Far East, Inc. [Delaware]
Eagle-Picher Fluid Systems, Inc. [Michigan]
Eagle-Picher, Inc. [Virgin Islands]
Eagle-Picher Industries of Canada Limited [Canada]
Eagle-Picher Industries Europe B.V. [Netherlands]
         Eagle-Picher Automotive GmbH [Germany]
         Eagle-Picher Espana, S.A. [Spain]
         Eagle-Picher UK Limited [England and Wales]
                Eagle-Picher Fluid Systems Ltd. [England and Wales] Eagle-Picher Hillsdale Limited [England and Wales]
         Eagle-Picher Wolverine GmbH [Germany]
                Eagle-Picher Technologies GmbH [Germany]
Eagle-Picher Minerals, Inc. [Nevada]
         Eagle-Picher Minerals International S.A.R.L. [France]
                United Minerals GmbH & Co. KG [Germany]
                United Minerals Verwaltungs- und Beteiligungs GmbH [Germany] Eagle-Picher Technologies, LLC [Delaware]
EPTEC, S.A. de C.V. [Mexico]
Equipos de Acuna, S.A. de C.V. [Mexico]
Hillsdale Tool & Manufacturing Co. [Michigan]




[ ] Brackets indicate state or country of incorporation and do not form part of corporate name.